                                            EXHIBIT 10(iii)(A)(1)





             SETTLEMENT AND NON-DISCLOSURE AGREEMENT


     TIMOTHY T. YATES, on his own behalf and on behalf of his heirs, executors, administrators, attorneys, successors and assigns (hereinafter collectively referred to as "Yates"), and BANKERS TRUST NEW YORK CORPORATION, on its own behalf and on behalf of its subsidiaries, divisions, affiliates, successors and assigns, and its and their respective officers, directors, agents, representatives and employees (hereinafter collectively referred to as "Bankers Trust" or the "Company"), have reached the within agreement ("Agreement") in settlement of any and all issues related to Yates' employment with, and separation from the employ of, Bankers Trust, such Agreement being reached on the following terms and conditions:
     i. Yates shall resign his employment with Bankers Trust effective April 16, 1996.
     ii. In full and complete satisfaction of all known and unknown claims against Bankers Trust, and in consideration for executing this Agreement, Yates will be entitled to the following:
               (1) On or about the eighth (8th) day following his execution of this Agreement, which Yates acknowledges may not be executed prior to April 16, 1996, his last day of employment, Bankers Trust shall continue Yates' base salary as a separation allowance for the period April 16, 1996 through March 11, 1997. Yates' group health insurance benefits will also be continued during this period, unless he obtains other employment, in which event he shall be paid the balance of his separation allowance in a lump sum, his group health insurance benefits will cease, and he shall be entitled to continue such benefits at his own expense, in accordance with applicable federal law.
               (2) On or about March 11, 1997, provided he has not materially violated any of the provisions of this Agreement, Yates will be provided with a $330,303.00 lump sum payment, less applicable taxes. The acceptance of said lump sum payment by Yates, shall constitute a reaffirmation of the waiver and release provisions set forth in paragraph iv of this Agreement, releasing all claims by Yates against Bankers Trust, whether known or unknown, as of the date of his acceptance of such payment.

               (3) Bankers Trust acknowledges that Yates has a Restricted Stock award outstanding of 23,900 shares. On or about April 16, 1996, provided he has executed this Agreement, such shares will vest and be distributed to Yates.
                    Yates acknowledges that the payments and benefits set forth above shall be subject to applicable federal, state and local taxes, and all other deductions as required by law and Bankers Trust policy. Yates shall have no duty to seek other employment or to become self-employed to mitigate any payments or benefits to which he is entitled pursuant to this Agreement nor shall there be any offset against such payments or benefits in the event of such employment or self-employment. If Yates dies prior to the payment of any of the amounts set forth in this paragraph, Yates' estate or his designated beneficiary shall be paid such amounts. Bankers Trust reserves the right to accelerate any of the severance payments due Yates during the period April 17, 1996 through March 11, 1997. In such event, Yates' group health insurance benefits shall be handled as if he had obtained other employment, in accordance with paragraph ii(1) above.
     iii Yates agrees that he will not publicly or privately disparage Bankers Trust or any of the Company's products, services, divisions, affiliates, related companies or current or former officers, directors, trustees, employees, agents, administrators, representatives or fiduciaries. The Company agrees that it will not publicly or privately disparage Yates. Notwithstanding the foregoing, neither Yates nor the Company will be restricted from providing information about the other as required by a court or governmental agency or by applicable law. Further, the Company shall not be restricted from reporting information regarding Yates' performance while employed by the Company to internal or external auditors, special counsel or investigators, any applicable enforcement agencies, regulatory agencies, insurance carriers or in litigation involving Yates or the Company.
     iv. In exchange for the consideration described in paragraphs ii(1), (2) and (3), Yates hereby releases Bankers Trust from any and all liability arising from any and all acts including, but not limited to, those arising out of his employment relationship with the Company or his separation therefrom, or under any contract, tort, federal, state, or local fair employment practices or civil rights law including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefits Protection Act of 1990, the Civil Rights Act of 1866, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the

New York State and New York City Civil Rights Laws, or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description. This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens, injuries and damages including, but not limited to, claims of employment discrimination, indemnity for discharge, or claims sounding in tort or in contract, express or implied, as of the date of the execution of this Agreement. Notwithstanding the foregoing, Yates does not release his right to have the Company perform its obligations under this Agreement, including without limitation, his right to (i) indemnification pursuant to the by-laws of the Company and applicable Directors' and Officers' liability insurance as hereinafter described, (ii) any compensation or benefits pursuant to any plan or program that is part of the subject matter of this Agreement, (iii) pension, health or similar benefits under the Company's retirement programs.
          Yates also agrees not to initiate any legal action, charges or complaints against Bankers Trust in any forum whatsoever, in connection with the claims released by him pursuant to this paragraph.
          Bankers Trust expressly denies that it has violated any such law, statute, ordinance, contract, duty or obligation whatsoever, or that it committed any tort or engaged in any wrongful conduct with respect to Yates. Yates acknowledges that the consideration described in this Agreement is in excess of that to which he was otherwise entitled upon his termination under either applicable law, Company policy, or pursuant to any contractual agreement he may have with Bankers Trust.
          Bankers Trust agrees that Yates is entitled to indemnification to the fullest extent provided by the Company for Directors and Officers as set forth in the Company's bylaws as may exist from time to time, but in no event less favorable than available to other Directors and Officers. Yates shall also be entitled to Directors' and Officers' liability insurance in accordance with the terms of the policy provided by the Company for its Directors and Officers as amended from time to time. Subject to the terms of such bylaws, Yates shall have the right to choose his own counsel in connection with any investigatory or legal proceedings, in which Yates may be or become involved, and shall be reimbursed for reasonable attorneys' fees in connection with any such investigation or litigation. Additionally, Yates shall be given reasonable access to Company books and records relevant to such investigatory or legal proceedings to the extent permitted by the Company's bylaws or applicable rules, regulations or law.

     v. The terms of this Agreement, the claims that have been or could have been raised against Bankers Trust as of the date of this Agreement, and the facts and circumstances underlying any such claim shall not be admissible by Yates in any litigation or proceeding in any forum, except as required by law, for any purpose other than to secure enforcement of the terms and conditions of this Agreement.
     vi. Neither Yates nor the Company will publish, publicize, or disseminate or cause to be published, publicized or disseminated or permit to be published, publicized or disseminated, directly or indirectly, and will keep entirely confidential any information, data or documents (1) relating to Yates' employment with and separation from Bankers Trust, except that either party may discuss the fact that he was employed by Bankers Trust, his title, salary, compensation, responsibilities and that he resigned his position; or (2) relating to the terms of this Agreement or the fact that this Agreement exists, except for (a) the purpose of enforcing this Agreement should that ever become necessary; or (b) disclosures required by a court or governmental agency or by applicable law, or to any investigatory or regulatory agency with authority over the Company. Yates may disclose the terms of this Agreement to his spouse, accountants, attorneys or tax preparers, and, the Company may disclose the terms of this Agreement to its accountants, attorneys, tax preparers, its employees who have a need to know such terms, and as otherwise set forth above. Should this document or any terms hereof be disclosed publicly pursuant to applicable law, the terms of this Agreement with respect to non-disclosure shall no longer be applicable with respect to any items otherwise made public.
          Yates further agrees that he will not publish, publicize or disseminate, or cause to be published, publicized or disseminated or permit to be published, publicized or disseminated, directly or indirectly, and will keep entirely confidential any confidential information, data or documents relating to the operations of the Company, including, but not limited to, any trade secrets or other proprietary information, except as may be required by a court or governmental agency. Confidential information shall mean all information that is not known or available to the public concerning the business of the Company relating to its financial products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies, including know-how, financial information concerning the Company and its customers and specifications, programs, documentation and manuals relating to all financial models, telecommunications and computer systems, software, hardware and applications developed or used by Bankers Trust. Confidential information shall include information that is, or becomes, known to the public as a result of a breach by Yates of the provisions of this Agreement. Bankers Trust reserves the right to seek appropriate damages, including attorneys' fees and injunctive relief, should Yates violate this Agreement.
     vii. Yates agrees that during the one-year period following the execution of this Agreement, he will not, directly or indirectly, personally solicit or induce or cause any third party to solicit or induce any Bankers Trust employees to work for him or any competitor of the Company, it being understood that if any such employee contacts Yates on his or her own initiative, Yates may thereafter discuss with such employee his or her working for him or a competitor, provided that in such situations, Yates agrees to notify the Chief Legal or Human Resources Officer of Bankers Trust and advise either executive of such contact and of the employee(s) making such contact in writing, before extending any offer of employment to such individual(s).
     viii. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement. Any waiver must be in writing and signed by Yates or any authorized officer of the Company, as the case may be.
     ix. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions.
     x. If any of the provisions, terms, clauses, or waivers or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum, such provisions, terms, clauses, waivers, releases or claims or rights shall be deemed severable, such that all other provisions, terms, clauses, waivers, releases of claims and rights contained in this Agreement shall remain valid and binding upon both parties.
     xi. Yates agrees to voluntarily cooperate with the independent counsel's investigation of Bankers Trust's derivatives business, and with the Company in connection with any threatened, actual or future litigation or investigations by federal, state, or local agencies involving the Company, whether administrative, civil or criminal in nature, in which and to the extent his cooperation is deemed necessary by the Company in its sole discretion. The Company shall reimburse Yates for all reasonable out-of-pocket travel expenses incurred by him in connection with his voluntary cooperation under this paragraph. Such expenses shall be reimbursed after his submission to the Company of statements in such reasonable detail as the Company may require. Yates shall be entitled to a fee of $500 per hour for furnishing such voluntary cooperation, such fee to be paid promptly following his submission of a statement therefor.
     xii. Yates acknowledges that he has had up to twenty-one
(21) days from the date he received this Agreement to consider the terms of this Agreement and further, acknowledges that he is fully aware of its contents and of its legal effects. Yates is also hereby advised by Bankers Trust to consult with an attorney regarding this Agreement.
     xiii. This Agreement has been executed freely, knowingly and voluntarily by Yates without duress, coercion, or undue influence, with a full and free understanding of its terms. This Agreement is revocable by either party for seven (7) days following its execution, after which time it shall become effective and enforceable. Notice of revocation must be sent in writing to the other party within the seven (7) day revocation period after this Agreement is signed by the party seeking revocation. If Yates wishes to revoke his agreement, his written notice of revocation must be received within the seven (7) day revocation period by Peter Gurney, Managing Director, at the following address: Bankers Trust New York Corporation, 130 Liberty Street, New York, New York.
     xiv. This Agreement supersedes all prior oral and written agreements, if any, with respect to the subject matter hereof between the parties. This Agreement may not be changed except by a writing signed by Yates and an authorized management representa tive of Bankers Trust.


AGREED:                            AGREED:
                                   BANKERS TRUST NEW YORK
                                   CORPORATION on behalf of
                                   Bankers Trust

/S/TIMOTHY T YATES            By:  /S/MARK BIELER
TIMOTHY T. YATES                   Mark Bieler
                                   Executive Vice President

April 17, 1996                     April 10, 1996
Date                               Date

                                   the foregoing Settlement and
                                   Non-disclosure Agreement, and
                                   duly acknowledged to me that
                                   he executed the same.
On this 17th day of April
1996, before me personally
came TIMOTHY T. YATES to me
known to be the individual
                                  On this 10th day of April
described in and who executed
                                  1996, before me personally
                                   came Mark Bieler, authorized
                                   representative for Bankers
                                  Trust New York Corporation, to
                                  me known to be the individual
                                  described in and who executed
                                  the foregoing Settlement and
                                  Non-disclosure Agreement, and
                                  duly acknowledged to me that
                                  he executed the same.
/S/JOSEPHINE A. MONTI
                                 Notary Public /S/PERRY V.CAPITANI
Notary Public